UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Entry into Employment Agreement with Marc Reisch

On November 6, 2020, the Company’s wholly owned subsidiary, Phoenix Color Corp. (“Phoenix”) entered into an Employment Agreement (the “New Agreement”) with Marc Reisch, Chairman of Phoenix. In connection with the entry into the New Agreement, the previous employment agreement, dated August 12, 2018 (the “Old Agreement”) was superseded and terminated. Pursuant to the New Agreement, Mr. Reisch’s term was extended from December 31, 2021 to September 30, 2023. Additional material terms changed by the New Agreement as compared to the Old Agreement include:

(i)	a one-time payment of three hundred thousand dollars ($300,000) to be paid on or prior to December 31, 2020, in full satisfaction of any amounts owed under the Old Agreement;
(ii)	commencing with the fiscal year ending September 30, 2021, a base bonus in an amount equal to two hundred thousand dollars ($200,000) per annum;
(iii)

Mr. Reisch’s incentive bonus structure, which was modified to 10% of pre-bonus EBITDA of Phoenix in excess of $17,500,000, with a step down to 5% of pre-bonus EBITDA of Phoenix in excess of $27,000,000 (the “Annual Bonus”);

(iv)

in the event of an acquisition, merger, or sale of Phoenix (each, a “Sale”) during the term (or within six months following the term if such Sale is commenced during the Term), a sale bonus equal to the sum of (i) five percent (5%) of the net sale price less eighty five million dollars ($85,000,000) and (ii) twenty two and one-half percent (22.5%) of the trailing twelve month EBITDA of Phoenix (as defined in transaction documents relating to the Sale) (the “22.5% Bonus”), subject to certain exceptions;

(v)	in the event a Sale does not occur during the term, an exit bonus equal to the 22.5% Bonus less five hundred thousand dollars ($500,000) (the “Exit Bonus”);
(vi)

Mr. Reisch’s severance payments in an amount equal to 1) any base salary and Annual Bonus (for the prior fiscal year) earned but not paid, 2) an Exit Bonus, subject to certain adjustments, 3) if terminated in the fiscal fourth quarter, an Annual Bonus for the current fiscal year and 4) the Consulting Fee (as defined below), in the event of his death, disability, termination by the Company without cause, or termination by Mr. Reisch for good reason; and

(vii)

if a Sale has not occurred and the New Agreement has not otherwise been terminated, an agreement by the Company and Mr. Reisch following the term to enter into a transitional consulting agreement from October 1, 2023 through March 31, 2024 for total compensation of five hundred thousand dollars ($500,000) (the “Consulting Fee”).

The foregoing description of the New Agreement is qualified in its entirety by the text of the New Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement

As described in Item 1.01 of this Current Report, the Company’s wholly owned subsidiary Phoenix and Mr. Reisch have entered into the New Agreement that supersedes the Old Agreement between them. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the New Agreement is incorporated by reference in this Item 1.02. Additionally, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:

-	the Old Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on March 14, 2018; and
-

the description of the prior employment agreement under the heading “Executive Compensation – Employment Arrangements with Named Executive Officers and Other Key Employees – Named Executive Officers – Marc Reisch” in the Company’s Annual Report on Form 10-K, filed with the SEC on December 23, 2019.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the extent required by Item 5.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the New Agreement is incorporated by reference in this Item 5.02.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated November 6, 2020, by and between Phoenix Color Corp. and Marc Reisch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ REGIONAL HOLDINGS, INC.

November 9, 2020	By:	/s/ Brian Hartman
	Name:	Brian Hartman
	Title:	Chief Financial Officer
(Principal Financial Officer)